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                                                                  Exhibit 10(oo)

                                  COVENANT AGREEMENT

     COVENANT AGREEMENT, dated as of August 4, 1998 (this "Agreement") by and between York Research Corporation, a Delaware corporation ("York") and The Bank of New York, as bond trustee (in such capacity, together with its successors and assigns in such capacity, the "Bond Trustee") under the Indenture referred to below.

                                      WITNESSETH

     WHEREAS, York Power Funding (Cayman) Limited, a limited liability company incorporated under the laws of the Cayman Island ("Funding Company") will issue $150,000,000 12.0% Senior Secured Bonds due October 30, 2007 (the "Securities") pursuant to the terms of the Indenture, dated as of the date hereof (the "Indenture") by and between Funding Company and the Bond Trustee;

     WHEREAS, Funding Company intends to loan a portion of the Bond Proceeds to the BNY Guarantor, the Warble Guarantor, the Big Spring Guarantor and the Trinidad Project Borrower and to distribute a portion of the Bond Proceeds to York for its general corporate pur poses; and

     WHEREAS, York has agreed to enter into this Agreement setting forth certain covenants and agreements in favor of the Bond Trustee.

     NOW THEREFORE, in consideration for the premises set forth above and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                        ARTICLE 1:  DEFINITIONS; CONSTRUCTION

     Section 1. (a) For all purposes of this Agreement capitalized terms used but not other wise defined herein shall have the meaning set forth in Appendix A to the Indenture.

     (b)  The following terms shall have the following meanings:

     "CONGRESS FINANCIAL FACILITY" shall mean [                  ] (or any
replacement or successor facility).

     "CONSOLIDATED NET INCOME" shall mean for any period the consolidated net income (or loss) of York and its consolidated Subsidiaries for such period deter mined in accordance with GAAP.

     "CONSOLIDATED OPERATING CASH FLOW" shall mean, for any period, the sum of all receipts of any type, less all disbursements, including, without limitation, all expenses of York and its consolidated Subsidiaries.

     "RATING AGENCY" for purposes of this Agreement, shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., its successors and assigns.




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     "RESTRICTED PAYMENTS" shall mean (a) the declaration or payment of distributions or dividends made in cash in respect of York's capital stock or
(b) the purchase, redemption, retirement or other acquisition of York's common stock.

     "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of York that is a special purpose vehicle whose total Indebtedness is without recourse to York or any of its other Subsidiaries.

     Section 2. For all purposes of this Agreement, the principals of construction set forth in Section 1.1 of the Indenture shall apply.

                         ARTICLE 2: COVENANTS AND AGREEMENTS

     Section 2.1 So long as the Rating Agency maintains a Rating of any Secured Obligation, York hereby agrees that it shall not, unless the Rating Agency provides written confirmation to the Bond Trustee that the then current Rating of the Securities will not be removed or down-graded:

     (a) Create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or contingently or otherwise be or become liable, directly or indirectly in connection with any Guarantee Obligation other than (i) Indebtedness not in excess of $10,000,000, (ii) Guarantee Obligations with respect to its Subsidiaries (including the Congress Financial Facility) not in excess of $35,000,000 and (iii) obligations arising in the ordinary course of business; provided that the aggregate amount of Indebtedness and Guarantee Obligations incurred pursuant to clauses (i) and (ii) hereof shall not exceed $35,000,000 until fiscal 1999 at which time such aggregate amount (including the Congress Financial Facility) shall increase annually by an amount equal to 25% of the lesser of (x) cumulative Consolidated Net Income or (y) cumulative Consolidated Operating Cash Flow.

     (b) Make any Restricted Payments; provided that York shall be permitted to make cash dividends on its common stock in an amount not to exceed $0.01 per share.

     (c) Engage in any business activities except (i) the ownership, creation, development, servicing, management or disposition of Restricted Subsidiaries, obtaining, arranging or provid ing financing incident to any of the foregoing and other incidental activities to any of the fore going and (ii) business activities of York or its Subsidiaries in existence as of the Closing Date.

     (d) Create, incur, assume or suffer to exist, directly or indirectly, any Lien upon or with respect to any assets or property of York or permit any of its Subsidiaries (including Restricted Subsidiaries) to grant a Lien on any of its property or assets other than (i) Liens existing as of the Closing Date (or otherwise contem plated by the Transaction Documents) and (ii) Liens granted to secure non-recourse Indebtedness of a Restricted Subsidiary which the president or chief financial officer of York determines in good faith to be required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customar ily accepted (or in the absence of industry custom, reasonably acceptable) in comparable financ ings or comparable transactions in the applicable jurisdiction. Any Liens not excepted by clauses (i) and (ii) of this section (d) shall be promptly terminated or bonded by York unless such Liens



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are Liens of such type which arise in the ordinary course of business and which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings.

     (e) Continue any operation or business activity of a Subsidiary or a business segment of York that has suffered a cumulative net loss (as defined in accordance with GAAP) in excess of $10,000,000.

                         ARTICLE 3: MISCELLANEOUS PROVISIONS

     Section 3.1 TERM. The obligations hereunder shall commence as of the Closing Date and shall terminate upon the Final Maturity Date or upon the earlier termination of the Indenture.

     Section 3.2. AMENDMENTS/COUNTERPARTS. Any amendment to this Agreement shall be in writing signed by the parties hereto with notice of such amendment provided to the Rating Agency. This Agreement and any amendments hereto may be executed in counterparts, each of which so executed shall be deemed an original, irrespective of the date of its execution and delivery, and said counter parts together shall constitute one and the same instrument.

     Section 3.3. NOTICES. All notices, payments, requests, reports, information and other communications between the parties hereto shall be addressed in accordance with the addresses set forth on Schedule III to the Indenture or to such other address as any party may from time to time specify in writing to the other parties.

     Section 3.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

     Section 3.5. ASSIGNMENT. This Agreement may not either party without the prior written consent of the parties hereto.

           [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]



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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.


                                   YORK RESEARCH CORPORATION



                                   By:
                                      ---------------------------------
                                      Name:  Michael Trachtenberg
                                      Title: Executive Vice President



                                   THE BANK OF NEW YORK, as Bond Trustee



                                   By:
                                      --------------------------------
                                      Name:
                                      Title:










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